As filed with the U.S. Securities and Exchange Commission on June 21, 2022

Registration No. 333-264523

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOBILICOM LIMITED

(Exact name of registrant as specified in its charter)

Australia	3721	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Rakefet Street, Shoham, Israel 6083705

+61 3 8630 3321

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Avital Perlman, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Tel: (212) 930-9700 Fax: (212) 930-9725	Patrick Gowans QR Lawyers Level 6, 400 Collins Street Melbourne, VIC 3000, Australia Tel: +61 3 8692-9000 Fax: +61 3 8692-9040	David Huberman, Esq. Gary Emmanuel, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, New York Tel: (312) 372-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Mobilicom Limited is filing this Amendment No. 4 to its registration statement on Form F-1 (File No. 333-264523) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

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EXHIBIT INDEX

Exhibits	Description

1.1	Form of Underwriting Agreement

3.1*	Constitution of Mobilicom Limited

4.1*	Form of Deposit Agreement among Mobilicom Limited, The Bank of New York Mellon, as depositary, and Owners and Holders of the American Depositary Shares

4.2*	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)

4.3*	Form of Representative’s Warrant Agreement

5.1	Opinion of QR Lawyers regarding the validity of the ordinary shares being issued

5.2*	Opinion of Sichenzia Ross Ference LLP

10.1*	Employee Share Option Plan

10.2*	Appointment of Non-Executive Director, Campbell McComb, dated February 28, 2017

10.3*	Appointment of Non-Executive Director, Jonathan Brett dated September 14, 2018

10.4*	Director’s Deed of Indemnity, Insurance & Access (Oren Elkayam)

10.5*	Director’s Deed of Indemnity, Insurance & Access (Cambell McComb)

10.6*	Director’s Deed of Indemnity, Insurance & Access (Jonathan Brett)

21.1*	List of significant subsidiaries of Mobilicom Limited

23.1	Consent of QR Lawyers (see Exhibit 5.1)

23.2*	Consent of Sichenzia Ross Ference LLP (See Exhibit 5.2)

23.3*	Consent of BDO Ziv Haft

24.1*	Power of Attorney

107*	Filing Fee Table

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shoham, Israel, on June 21, 2022.

MOBILICOM LIMITED

By:	/s/ Oren Elkayam
	Name:	Oren Elkayam
	Title:	Managing Director and Chairman

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oren Elkayam	Chairman and Managing Director,	June 21, 2022
Name: Oren Elkayam	Chief Executive Officer of Mobilicom Ltd. (Israel) (principal executive officer)

/s/ Yossi Segal*	Director	June 21, 2022
Name: Yossi Segal

/s/ Liad Gelfer	Director of Finance of Mobilicom Ltd. (Israel)	June 21, 2022
Name: Liad Gelfer	(principal financial officer and principal accounting officer)

/s/ Campbell McComb*	Director	June 21, 2022
Name: Campbell McComb

/s/ Jonathan Brett*	Director	June 21, 2022
Name: Jonathan Brett

*By:
/s/ Oren Elkayam
Name: Oren Elkayam	Attorney in Fact	June 21, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mobilicom Limited, has signed this registration statement or amendment thereto in Newark, Delaware on June 21, 2022.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi, Authorized Representative

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